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                                                                      EXHIBIT 21


                   SUBSIDIARIES OF HARKEN ENERGY CORPORATION

1.   AEX, Inc.
2.   Burns Drilling Company
3.   Chuska Resources Corporation
4.   D-FW Resources Management, Inc.
5.   Faulkinberry Oil & Gas Company, Inc.
6.   Fisher-Webb, Inc.
7.   Harken Bahrain Oil Company
8.   Harken Canada, Ltd.
9.   Harken Capitol Corporation
10.  Harken Costa Rica Holdings L.L.C.
11.  Harken de Colombia, Ltd.
12.  Harken Energy West Texas Inc.
13.  Harken Exploration Company
14.  Harken Focus Production Company
15.  Harken Gulf Exploration Company
16.  Harken International Ltd.
17.  Harken Operating Company
18.  Harken South America, Ltd.
19.  Harken Southwest Corporation
20.  Kendrick & Mulligan Oil & Gas Incorporated
21.  Kennedy & Mitchell, Inc.
22.  KMI Acquisition Corporation
23.  KMI Capital Corporation
24.  McCulloch Energy, Inc.
25.  Search Acquisition Corp.
26.  South Coast Exploration Company
27.  Sunfield Energy Company
28.  Supreme Well Service Company
29.  XPLOR Energy Holding Company
30.  XPLOR Energy, Inc.
31.  XPLOR Energy Operating Company
32.  XPLOR Energy SPV-I, Inc.